                           OFFER TO PURCHASE FOR CASH
                     BY PREFERRED EMPLOYERS HOLDINGS, INC.
                  ALL OUTSTANDING SHARES OF ITS COMMON STOCK,
                $.01 PAR VALUE PER SHARE, AT $5.00 NET PER SHARE

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON NOVEMBER 3, 1999, UNLESS THE OFFER IS EXTENDED.

                                                              September 17, 1999

     To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated September 17, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Preferred Employers Holdings, Inc., a Delaware corporation (the "Company"), to purchase for cash all outstanding shares of its common stock, $0.01 par value per share, including shares held by the executive officers and directors of the Company (the "Shares"), at a price of $5.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer").

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

     1. The tender price is $5.00 per Share, net to the seller in cash.

     2. The Offer is being made for all outstanding Shares, including Shares held by Mr. Mel Harris, the Chairman of the Board and Chief Executive Officer of the Company, Mr. Peter E. Kilissanly, President and Chief Operating Officer of the Company, and the other executive officers and directors of the Company listed in Schedule I of the Offer to Purchase.

     3. The Board of Directors of the Company (the "Board"), the Independent Committee and the Remaining Stockholders (as defined in the Offer to Purchase under "Special Factors -- 1. Purpose and Background of the Offer; Certain Effects of the Offer; Plans of the Company After the Offer") have determined that the Offer is fair to, and in the best interests of, the stockholders of the Company.

     4. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on November 3, 1999, unless the Offer is extended.

     5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Company pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax payer identification information is provided. See Instruction 10 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us in enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares, including Mr. Mel Harris, the Chairman of the Board and Chief Executive Officer of the Company, Mr. Peter E. Kilissanly, President and Chief Operating Officer of the Company, and the other executive officers and directors of the Company listed in Schedule I of the Offer to Purchase. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Company will make a good faith effort to comply. If after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
                           SHARES OF COMMON STOCK OF
                       PREFERRED EMPLOYERS HOLDINGS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 17, 1999, and the related Letter of Transmittal (which together with the Offer to Purchase, constitute the "Offer") in connection with the offer by Preferred Employers Holdings, Inc., a Delaware corporation (the "Company") to purchase all outstanding shares of common stock, $0.01 par value per share, including shares held by the executive officers and directors of the Company (the "Shares"), at a price of $5.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:  September 17, 1999
                                                         -----------------------------------------------------

                                                         -----------------------------------------------------
                                                                                                  Signature(s)


                                                         -----------------------------------------------------
Number of Shares to be Tendered:
                                                         -----------------------------------------------------
                                                                                  Please Type or Print Name(s)

                                              Shares*
                                                         -----------------------------------------------------
                                                                                  Please Type or Print Address


                                                         -----------------------------------------------------
                                                                                                    (Zip Code)

                                                         -----------------------------------------------------
                                                                                Area Code and Telephone Number


                                                         -----------------------------------------------------
                                                                                Taxpayer Identification Number
                                                                                     or Social Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.